Exhibit 99.01

News

Media Contact:	Terri Cohilas
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:

Glen Kundert
404-506-5135
gakunder2@southernco.com

Jan. 30, 2008

Southern Company reports strong 2007 results

Year highlighted by superior operational performance

ATLANTA – Citing a resilient economy in the Southeast and a warm summer, Southern Company today reported full-year 2007 earnings of $1.73 billion, or $2.29 a share. Reported earnings for 2006 were $1.57 billion, or $2.12 a share.

Southern Company also reported solid fourth quarter earnings of $204.1 million, or 27 cents a share. This compared with reported earnings of $188.4 million, or 25 cents a share in the fourth quarter of 2006.

Excluding the impact of synthetic fuel investments, Southern Company earned $2.21 a share in 2007, up from $2.10 a share in 2006, and earnings for the fourth quarter of 2007 were 26 cents a share, compared with 25 cents a share for the same period in 2006.

Low housing costs and job growth continue to attract new residents to the Southeast. Southern Company added more than 55,000 customers in 2007, an increase of 1.3 percent over 2006. Despite a slowdown in the housing market, the Southeast’s stronger growth in households and jobs, as compared to the nation’s, continues to provide a solid foundation for the Southeastern economy.

During an August heat wave, which was compounded by the ongoing drought, the company set five successive peak records. Despite the prolonged stress that was placed on the system, Southern Company’s customers did not experience a single major disruption to service.

“Southern Company employees did an outstanding job in 2007, operating at historically high levels of reliability, achieving industry-leading customer satisfaction levels and continuing to offer retail prices well below the national average,” said Chairman, President and CEO David M. Ratcliffe. “Our commitment to deliver good results for customers and shareholders is strong and our track record speaks for itself.”

In addition to weather and the resilient economy, the positive earnings drivers in 2007 include state regulatory actions. The drivers were offset in part by higher non-fuel operations and maintenance expenses, higher interest expense, and asset depreciation primarily associated with increased investment in environmental equipment and transmission and distribution related to maintaining reliability in the growing Southeast.

Revenues for the full year were $15.35 billion, compared with $14.36 billion in 2006, a 6.9 percent increase. Fourth quarter revenues were $3.34 billion, compared with $3.15 billion in the same period a year earlier, an increase of 6 percent.

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 1.4 percent in 2007, compared with 2006. Residential energy sales increased 1.8 percent. Commercial energy sales increased 3.2 percent. Industrial energy sales declined 0.7 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, increased 2.3 percent in 2007 compared with 2006, primarily because of customer growth.

In conjunction with this earnings announcement, Southern Company has posted on its Web site detailed financial information on its fourth quarter and 2007 performance. These materials are available at www.southerncompany.com.

Southern Company’s financial analyst call will be at 1 p.m. Eastern time Jan. 30, at which time Ratcliffe and Chief Financial Officer Thomas A. Fanning will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With 4.3 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast, one of America’s fastest-growing regions. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has been listed the top ranking U.S. electric service provider in customer satisfaction for eight consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer and economic growth and Southern Company’s strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2006, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as an avian influenza, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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